EXHIBIT VI.III

                             REGISTRATION AGREEMENT

     Reference is made to that certain (i) Pledge and Security Agreement, dated as of April 17, 1996 (the "Pledge Agreement"), made by Donald J. Trump ("Trump") and Trump Casinos, Inc. ("TCI") in favor of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and (ii) Second Amended and Restated Exchange and Registration Rights Agreement, dated as of the date hereof, by and among Trump, TCI, Trump Casinos II, Inc. (formerly known as TC/GP, Inc.) ("TCI-II") and Trump Hotels & Casino Resorts, Inc. ("THCR" and together with Trump, TCI and TCI-II, the "Trump Parties"), as such agreement may be amended from time to time (the "Exchange Rights Agreement").

     In connection with the execution of that certain Consent and Waiver, dated as of the date hereof, among DLJ, Trump, TCI, TCI-II, THCR and Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings"):

     1. Trump hereby agrees that if Trump exercises his registration rights (each a "Trump Exercise") under the Exchange Rights Agreement (the "Registration Rights") with respect to any limited partnership interests in THCR Holdings (the "Partnership Interests") beneficially owned by Trump as of the date hereof and not otherwise pledged to DLJ under the Pledge Agreement (the "Trump Securities"), he shall simultaneously exercise the Registration Rights with respect to all of the Partnership Interests pledged to DLJ pursuant to the Pledge Agreement (the "DLJ Securities"); PROVIDED, HOWEVER, that Trump shall not be obligated to exercise the Registration Rights with respect to the DLJ Securities if either (i) the aggregate fair market value of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of THCR into which Trump Securities are exchanged in each and all of the Trump Exercises is less than $10 million, (ii) the aggregate number of shares of Common Stock into which Trump Securities are exchanged in each and all of the Trump Exercises is less than 500,000 shares or (iii) Trump obtains the prior written consent of DLJ.

     2. The Trump Parties agree that, in the case of an Event of Default (as defined in the Pledge Agreement), (i) the right to make any Blackout Determination (as defined in the Exchange Rights Agreement) shall be waived with respect to any request to exercise the Registration Rights with respect to the DLJ Securities and (ii) if Trump exercises the Registration Rights with respect to the Trump Securities, DLJ, at its option, (notwithstanding Paragraph 1 above) shall have the right to exercise (or cause Trump to exercise) the Registration Rights with respect to the DLJ Securities prior to or simultaneously with any exercise of the Registration Rights with respect to the Trump Securities.



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     3. Except as provided herein, all of the terms of the Exchange Rights
Agreement remain in full force and effect.

     4. This Registration Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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


     IN WITNESS WHEREOF, the undersigned have caused this Registration Agreement to be duly executed and delivered as of this 7th day of October, 1996.


                                  /S/
                                  ----------------------------
                                      Donald J. Trump




                                  TRUMP HOTELS & CASINO RESORTS, INC.
                                    (only with respect to Paragraphs 2, 3 and 4)


                                  /S/
                                  ----------------------------
                                  By:     Donald J. Trump
                                  Title:  Chairman of the Board




                                  TRUMP CASINOS, INC.
                                    (only with respect to Paragraphs 2, 3 and 4)


                                  /S/
                                  ----------------------------
                                  By:     Donald J. Trump
                                  Title:  President




                                  TRUMP CASINOS II, INC.
                                    (only with respect to Paragraphs 2, 3 and 4)


                                  /S/
                                  ----------------------------
                                  By:     Donald J. Trump
                                  Title:  President


                                  Accepted and Agreed:

                                  DONALDSON, LUFKIN & JENRETTE, INC.


                                  By: /S/
                                  ----------------------------
                                  Name:  Paul Thompson
                                  Title:


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